Exhibit 99.1

Esperion Appoints Benjamin O. Looker as General Counsel
– Addition to management team brings experienced strategic legal counsel as Company nears pivotal milestones –

ANN ARBOR, Mich., January 4, 2022 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR), today announced the appointment of Benjamin O. Looker as general counsel as of January 1, 2022. Mr. Looker will serve as a member of the Esperion executive leadership team effective immediately. In his role, Mr. Looker will lead the company’s legal, compliance and ethics operations.

“Mr. Looker is a highly experienced legal executive with broad pharmaceutical industry experience, and proven skill supporting clinical and commercial stage companies, and I welcome him to Esperion,” said Sheldon Koenig, President and Chief Executive Officer of Esperion. “Mr. Looker’s guidance and expertise will be especially valuable during this pivotal time as we progress towards the completion of our unprecedented CLEAR Outcomes trial and continue exploration and development of our pre-clinical pipeline.”

“I am thrilled to join the team at Esperion, particularly at such an exciting time as we anticipate the completion of the cardiovascular outcomes trial and determine future steps for the company’s early stage pipeline that has potential to impact millions of patients,” said Mr. Looker.

Mr. Looker began his legal career as a corporate lawyer at Goodwin Procter LLP and joins Esperion most recently from Trillium Therapeutics, where he served on the executive team as the company’s first general counsel, managing all of the company’s legal matters, including corporate governance and SEC compliance, risk management and intellectual property asset protection, until the company’s acquisition by Pfizer Inc. in November 2021. Prior to Trillium Therapeutics, he served as Vice President, Head of U.S. Legal and Global Business Operations for MorphoSys US Inc., a commercial-stage biopharmaceutical company where he provided guidance on multiple business initiatives, including sales and marketing activities, business development, corporate structure, the enforcement environment and risk mitigation strategies. Prior to MorphoSys, Mr. Looker held legal roles of increasing responsibility at EMD Serono, Inc., a U.S. subsidiary of Merck KGaA Darmstadt, Germany. Mr. Looker received his B.S. degree in finance and management information systems from Boston College and his J.D. from Boston College Law School.

Esperion Therapeutics

Esperion works hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. Esperion commercializes NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) Tablets and is the leader in the development of convenient oral, once-daily non-statin LDL-cholesterol lowering drugs for patients with high levels of bad cholesterol. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding commercialization plans. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, the impact of COVID-19 on our business, clinical activities, supply chain, commercial development and launch plans, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:
Ben Church
bchurch@esperion.com
734-864-6774

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